Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com
For Immediate Release
PrivateBancorp, Inc. to Attend Upcoming Financial Conferences
CHICAGO, August 19, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will attend three investor conferences in August and September, 2013. The conferences include:

•	Raymond James U.S. Bank Conference on August 22, 2013, with a presentation at 2:55 p.m. (central).

•	RBC Capital Markets’ Financial Institutions Conference on September 17, 2013, with a panel discussion at 6:45 a.m. (central).

•	Credit Suisse 4th Annual Small & Mid Cap Conference on September 18, 2013.
The Company will provide a webcast of the events on August 22, 2013 and September 17, 2013, that may be accessed through the PrivateBancorp, Inc. Investor Relations section of its website at www.theprivatebank.com.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2013, the Company had 36 offices in 10 states and $13.5 billion in assets. Our website is www.theprivatebank.com.

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